Exhibit 99

Contacts:	Perry Yeatman (Media)	Christopher M. Jakubik (Investors)
	847-646-1045	847-646-5494

Kraft Foods Inc. Reports Steady Progress with Second-Quarter 2006 Results

•          Second-quarter reported net revenues grew 3.4% driven by organic net revenue(1) growth of 4.9%.

•          Second-quarter reported diluted EPS increased 46.4% to $0.41; excluding items affecting comparability, diluted EPS grew 8.5% to $0.51.

•          Full-year 2006 EPS guidance raised to $1.78 - $1.83 from $1.55 - $1.60 driven by a projected one-time gain related to the pending United Biscuits transaction and the timing of restructuring costs.

NORTHFIELD, IL – July 24, 2006 – Kraft Foods Inc. (NYSE: KFT) today reported steady progress with second-quarter 2006 results driven by favorable product mix, the benefits of a strong increase in advertising and continued cost savings.

“Second-quarter results reflect further improvements in Kraft’s business fundamentals,” said Irene B. Rosenfeld, Chief Executive Officer. “We’re making good progress focusing and strengthening the portfolio, which will set the stage for accelerating our growth.”

Net revenues for the second quarter grew 3.4% to $8.6 billion despite a negative 1.1 percentage point impact from divestitures and an unfavorable currency impact of 0.4 percentage points. Organic net revenue(1) growth was 4.9% led by double-digit gains in Eastern Europe and Latin America as well as solid growth in North America. Product mix contributed 3.6 percentage points to organic net revenue growth behind brands such as Wheat Thins, South Beach Diet, Jacobs coffee and Côte d’Or chocolate. The impact of price increases added 0.4 percentage points to growth while ongoing volume added 0.9 percentage points.

The ongoing volume growth of 0.9% included gains in Oscar Mayer meats and Maxwell House coffee. Volume growth also included an estimated one percentage point benefit from the shift in timing of Easter shipments versus last year. In addition, the impact of product item pruning and the discontinuation of select product lines represented approximately 2% of prior year volume.

(1)             The Company’s top-line guidance measure has been redefined in 2006 to be organic net revenue, which excludes acquisitions; the impact of divestitures; currency impact; and asset impairment, exit, and implementation costs. This measure differs from the previous ongoing constant currency revenue measure by also excluding the impact of acquisitions. Management believes this measure better reflects revenue on a go-forward basis and provides improved comparability of results.

Items Affecting Diluted EPS Comparability

	Second Quarter			Six Months
	2006	2005	Growth (%)	2006	2005	Growth (%)
Reported Diluted EPS	$0.41	$0.28	46.4%	$1.02	$0.70	45.7%

Asset Impairment, Exit, and Implementation Costs	0.10	0.02		0.19	0.09

(Gains)/Losses on Sales of Businesses					(0.04)

(Favorable) resolution of the Altria Group, Inc. 1996-1999 IRS Tax Audit				(0.24)

Discontinued Operations		0.17			0.16

Diluted EPS excluding above items	$0.51	$0.47	8.5%	$0.97	$0.91	6.6%

During the quarter, $243 million ($162 million after-tax or $0.10 per diluted share) in asset impairment, exit, and implementation costs were incurred primarily related to the announced closure of three manufacturing facilities and ongoing streamlining efforts. For comparison, in the second quarter 2005, the Company incurred $55 million ($37 million after-tax or $0.02 per diluted share) in asset impairment, exit, and implementation costs.

Operating income decreased 5.8% to $1.2 billion. However, excluding the asset impairment, exit, and implementation costs; and gains/losses on the sale of businesses, operating income increased 9.3% and operating income margin increased to 16.6% from 15.7%. These gains were driven by net revenue growth and cost savings. Higher packaging and energy costs partially offset the expansion in operating income margins.

The Company’s tax rate in the second quarter 2006 was 33.7%. Excluding the tax effects of asset impairment, exit, and implementation costs; and gains/losses on the sale of businesses, the effective tax rate in the second quarter 2006 was 33.4%. This compares to an effective tax rate of 29.5% in the second quarter last year.

Second-quarter 2006 reported net earnings were $682 million, an increase of 44.5% versus last year, while reported diluted earnings per share were $0.41, up 46.4%. Excluding asset impairment, exit, and implementation costs; the gains/losses on the sale of businesses; and earnings from discontinued operations, net earnings for the quarter grew 7.0% and diluted earnings per share increased 8.5% to $0.51.

The Company continues to make progress on its cost restructuring program. Year-to-date, seven facility closures have been announced and various headquarter overhead reduction programs and initiatives to simplify internal business practices have been implemented. By the end of the second quarter, ongoing savings for the program to date totaled approximately $385 million, up from approximately $260 million at the end of 2005.

During the quarter, the Company repurchased 9.9 million Class A shares at a total cost of $313 million, bringing year-to-date share repurchases to 20.5 million Class A shares at a total cost of $625 million. As of June 30, 2006, $1.6 billion remained under the Company’s $2.0 billion share repurchase plan.

2006 Outlook

Today, the Company is increasing its EPS guidance for 2006 to $1.78 to $1.83, or by $0.23 per diluted share, to reflect a projected  third quarter $0.13 one-time gain related to Kraft’s pending redemption of its interest in United Biscuits and $0.10 in lower asset impairment, exit, and implementation costs.

Guidance now includes $0.40 per diluted share of charges attributable to the Company’s restructuring program and other impairment charges (versus $0.50 previously) and a loss of $0.07 per diluted share for divestiture of the pet snacks business, partially offset by the projected $0.13 per diluted share one-time gain on the pending redemption of interest in United Biscuits and $0.24 per diluted share for the favorable resolution of the Altria Group, Inc. 1996-1999 IRS Tax Audit.

The Company expects charges attributable to the restructuring program and other impairment charges to total approximately $1 billion in 2006 (versus the $1.3 billion estimated previously) due to the timing of program announcements. There is no change to the full program. In addition, there is no change to the Company’s expectation that cumulative savings will reach approximately $560 million by the end of 2006.

In addition, the Company confirmed its guidance for organic net revenue growth at 3% or greater in 2006 on a comparable 52-week basis, or approximately 1% reflecting the impact of one less week. The Company continues to expect its full year effective tax rate to average 33% excluding charges for asset impairment, exit, and implementation costs; the impacts of the IRS tax audit resolution; and one-time gains and losses related to acquisitions and divestitures. Expectations for discretionary cash flow(2) including the proceeds from announced divestitures are also unchanged at $3.4 billion.

(2)             The Company defines discretionary cash flow as net cash provided by operating activities less capital expenditures, and utilizes this measure for its cash flow guidance because it believes it more fully reflects both ongoing cash generation and usage activities. Discretionary cash flow is available to finance acquisitions, repay maturing debt, and distribute to shareholders.

Results by Segment

The following results by segment are presented in the manner described in the business segment reporting structure discussion in the Company’s Form 8-K filing dated March 27, 2006. Reported operating companies income (OCI) is defined as operating income before corporate expenses and amortization of intangibles. Management believes this measure helps investors analyze business segment performance and trends. For a reconciliation of OCI to operating income, see Schedules 1 and 6 of the attached financial schedules.

Summary of Reported Results By Segment

(percent change from prior year)

	Second Quarter
	Volume	Net Revenue	OCI

Beverages	(2.1)%	6.2%	(8.7)%
Cheese & Foodservice	(0.5)	0.5	(22.5)
Convenient Meals	4.2	7.3	0.5
Grocery	(15.8)	(4.8)	5.4
Snacks & Cereals	2.2	6.2	13.0

North America	(2.5)	3.4	(1.5)

European Union	1.3	(3.1)	(39.4)

Developing Markets, Oceania & North Asia	(0.1)	14.2	(6.7)

Total Kraft	(1.7)%	3.4%	(6.1)%

The following table presents the 2006 segment growth rates on an ongoing basis, which excludes the impact of divestitures; asset impairment, exit, and implementation costs; and gains/losses on the sale of businesses. Also presented is organic net revenue growth, which excludes acquisitions; the impact of divestitures; currency impact; and asset impairment, exit, and implementation costs. Further information on the impact of these items, including reference to comparable GAAP measures, is included in the attached financial schedules. A quantitative reconciliation of all non-GAAP measures for the Q2 2006 earnings release can be found in the Investors section of www.kraft.com by clicking “Financial News and Events,” then “Financial News Releases”.

Summary of Ongoing Results and Organic Net Revenue Growth By Segment

(percent change from prior year)

	Second Quarter
	Ongoing Volume	Ongoing Net Revenue	Ongoing OCI	Organic Net Revenue Growth

Beverages	(2.1)%	6.2%	(3.1)%	5.6%
Cheese & Foodservice	1.2	1.0	5.6	(0.3)
Convenient Meals	4.2	7.3	21.1	6.9
Grocery	0.9	3.9	5.9	2.8
Snacks & Cereals	2.5	6.6	12.4	6.0

North America	1.0	4.9	8.9	4.0

European Union	1.3	(3.1)	4.8	3.5

Developing Markets, Oceania & North Asia	(0.1)	14.8	8.8	12.2

Total Kraft	0.9%	4.5%	8.4%	4.9%

North America Beverages reported an increase in net revenues for the second quarter of 6.2% to $819 million. Organic net revenue growth of 5.6% reflected favorable product mix that was partially offset by lower volume due to ready-to-drink product line discontinuations, particularly in Canada. In Coffee, double-digit revenue growth was driven by solid volume gains in Maxwell House, ongoing strength in Gevalia and Starbucks super premium coffees, as well as the introduction of the Tassimo hot beverage system. Powdered beverages posted solid revenue growth behind single-serve initiatives including new Kool-Aid Singles and additional flavors of Crystal Light On-The-Go. Ready-to-drink beverage revenues were down slightly as the introduction of Capri Sun Roarin’ Waters was more than offset by lower Fruit20 flavored water volumes and the discontinuation of certain product lines. Reported OCI of $115 million was down 8.7% and included $7 million in incremental asset impairment, exit, and implementation costs. Ongoing OCI was down 3.1% reflecting favorable product mix which was more than offset by investments behind the introduction of the Tassimo hot beverage system and higher packaging, energy, and green coffee costs.

North America Cheese & Foodservice reported net revenues were up 0.5% to $1.50 billion. Organic net revenue growth was down slightly reflecting lower pricing related to declines in cheese costs. Volume gains benefited from the shift in timing of Easter shipments, market share gains in several cheese segments, and new products including Kraft Crumbles natural cheese. Solid volume gains in cheese were partially offset by the discontinuation of lower margin product lines in the Foodservice business. Reported OCI was down 22.5% to $179 million due to a $55 million increase in asset impairment, implementation and exit costs as well as a $10 million loss primarily related to the sale of certain Foodservice assets. Ongoing OCI grew 5.6% reflecting lower cheese costs, improved product mix, and volume growth partially offset by lower prices and higher marketing spending.

North America Convenient Meals reported net revenues grew 7.3% to $1.23 billion. Organic net revenue growth of 6.9% was driven by volume growth from new products, favorable product mix, and price increases. Double-digit revenue growth in Oscar Mayer meats was driven by volume gains, higher prices, and positive mix in cold cuts, due to continued market share gains for Oscar Mayer Deli Shaved meats, and Oscar Mayer breakfast meats. Revenue growth in the quarter also benefited from the ongoing growth of Lunchables lunch combinations and the introduction of Kraft Easy Mac macaroni and cheese in a microwaveable cup. Reported OCI grew 0.5% to $185 million including $38 million of higher asset impairment, implementation and exit costs versus the prior year. Ongoing OCI grew 21.1% driven by volume growth, higher meat pricing and lower cheese costs that were partially offset by higher packaging and energy costs.

North America Grocery reported net revenues declined 4.8% to $790 million including an 8.7 percentage point impact from divestitures. Organic net revenues were up 2.8% driven by the shift in Easter-related shipments of Miracle Whip dressings, Kraft mayonnaise and Jell-O dry packaged desserts. Good Seasons liquid salad dressings continued to perform well, also contributing to organic growth. Reported OCI increased 5.4% to $294 million driven by strong product mix and higher net prices partially offset by higher packaging and energy costs.

North America Snacks & Cereals reported net revenues grew 6.2% to $1.61 billion. Organic net revenue growth of 6.0% was driven by a combination of volume growth, favorable product mix and higher pricing. Growth in crackers led revenue gains behind new varieties of Wheat Thins including Parmesan Basil and continued momentum in Triscuit snack crackers. Cookie revenues were up slightly as continued growth of Nabisco 100 Calorie Packs and whole grain Newtons was partially offset by lower Oreo revenue due to strong year-ago comparisons. Cereals net revenues were up slightly as the success of new Grape Nuts Trail Mix Crunch cereal and ongoing momentum of the Post Honey Bunches of Oats cereal line were largely offset by lower revenues in kids’ cereals. Snack and cereal bars contributed strong double-digit growth driven by the continued success of South Beach Diet cereal bars. Reported OCI was up 13% to $269 million driven by volume growth, favorable product mix, higher prices, and lower marketing spending due to the timing of spending. These gains more than offset incremental investments in health and wellness initiatives as well as higher packaging and energy costs.

European Union reported net revenues fell 3.1% to $1.54 billion, but increased 3.5% excluding the impacts of unfavorable currency. The organic net revenue growth reflects positive product mix from new products, volume gains in Chocolate and Coffee as well as price increases. In Coffee, revenues were up due to positive product mix driven by the expansion of Tassimo, the benefits of price increases, and volume growth from gains in Jacobs in Germany and across most markets in Central Europe. In Chocolate, revenue growth was primarily driven by volume and mix gains related to strong growth of Milka and premium Côte d’Or chocolates. In Cheese, positive product mix in Philadelphia cream cheese was more than offset by unfavorable volume and increased promotional spending. Reported OCI decreased 39.4% to $86 million due to $64 million of higher asset impairment, implementation and exit costs versus the prior year. Ongoing OCI grew 4.8% driven by volume growth, positive product mix and lower overhead expenses that were partially offset by incremental investments in the Tassimo hot beverage system. Ongoing OCI growth also reflected an $18 million gain from the sale of a facility and a negative $14 million impact from currency.

Developing Markets, Oceania & North Asia reported net revenues grew 14.2% to $1.14 billion, or 12.2% on an organic basis. Performance was driven by strong double-digit growth in most markets in Latin America and Eastern Europe, Middle East & Africa (EEMA). In Latin America, the benefits of pricing actions, strong growth in Brazil Lacta chocolates, Club Social biscuit growth in Venezuela, and Tang in Mexico, were partially offset by the impact of product discontinuations in Mexico. In EEMA, revenues rose significantly due to volume gains across all key markets including Kraft cheese in the Middle East and Africa, strong product mix behind Jacobs and Carte Noire soluble coffees in Russia and Ukraine, and the benefits of pricing actions. In Asia, revenue was down slightly as pricing in China and South East Asia was offset by cheese category weakness in Australia. Reported OCI was down 6.7% to $98 million due to a $17 million increase in asset impairment, implementation and exit costs. Ongoing OCI was up 8.8% reflecting strong revenue growth while absorbing significant incremental investments in marketing and infrastructure, as well as a $16 million benefit from the recovery of receivables in the second quarter of 2005.

*     *     *

The Company will host a conference call for members of the investment community to review its results at 5:00 p.m. ET on July 24, 2006. Access to a live audio webcast is available at www.kraft.com and a replay of the conference call will be available on the Company’s web site.

Forward-Looking Statements

This press release contains projections of future results and other forward-looking statements. One can identify these forward-looking statements by use of words such as “strategy,” “expects,” “plans,” “anticipates,” “believes,” “will,” “continues,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are based on the Company’s current assumptions and estimates and are subject to risks and uncertainties. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results and outcomes to differ materially from those contained in any forward looking statement made by or on behalf of the Company. These factors include: (a) the effect on the Company of competition in its markets, changes in consumer preferences and demand for its products, including diet trends, changing prices for its raw materials and local economic and market conditions; (b) the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios, to compete effectively with lower priced products in a consolidating environment at the retail and manufacturing levels and to improve productivity; (c) the Company’s ability to consummate and successfully integrate acquisitions and to realize the cost savings and improved asset utilization contemplated by its restructuring program; (d) the impact of gains or losses, or lost operating income, from the sales of businesses that are less of a strategic fit within the Company’s portfolio; (e) the effects of foreign economies, changes in tax requirements and currency movements; (f) fluctuations in levels of customer inventories and credit and other business risks related to the operations of the Company’s customers; (g) the Company’s access to credit markets, borrowing costs and credit ratings, which may in turn be influenced by the credit ratings of Altria Group, Inc.; (h) the Company’s benefit expense, which is subject to the investment performance of pension plan assets, interest rates and cost increases for medical benefits offered to employees and retirees; (i) the impact of recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations, potential claims relating to false or deceptive advertising under consumer protection or other laws and the possibility that consumers could lose confidence in the safety and quality of certain food products; (j) consumer concerns regarding genetically modified organisms and the health implications of obesity and trans fatty acids; and (k) potential short-term volatility in the trading volume and market price of the Company’s stock as a result of a spin-off of the Company from Altria Group, Inc. Developments in any of these areas could cause the Company's results to differ materially from results that have been or may be projected by or on behalf of the Company. The Company cautions that the foregoing list of important factors is not exclusive. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and 8-K. Any forward looking statements in this press release are made as of the date hereof. The Company does not undertake to update any forward looking statement.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). Management believes that certain non-GAAP measures and corresponding ratios that it uses to manage the business provide additional meaningful comparisons between current results and results in prior operating periods. More specifically, management believes these non-GAAP measures reflect fundamental business performance because they exclude certain items that affect comparability of results.

The non-GAAP measures that the Company is using to present operating results exclude certain items, such as asset impairment, exit, and implementation costs primarily related to a restructuring program that began in the second quarter of 2004 (the “Restructuring Program”). These restructuring charges include separation-related costs, asset write-downs, and other costs related to the implementation of the Restructuring Program. Other excluded items pertain to the impact of divested businesses; asset impairment charges on certain long-lived assets; gains and losses on the sales of businesses; the favorable resolution of Altria Group, Inc.’s 1996-1999 IRS Tax Audit in 2006; and earnings from discontinued operations in 2005.

The Company also uses organic net revenue and operating companies income (OCI) and corresponding growth ratios as non-GAAP measures. Organic net revenue is defined as net revenue excluding acquisitions; the impact of divestitures; currency impact; and asset impairment, exit, and implementation costs. Management believes this measure reflects revenue on a go-forward basis and provides improved comparability of results.

Reported operating companies income (OCI) is defined as operating income before corporate expenses and amortization of intangibles. Management uses ongoing OCI to evaluate segment performance and allocate resources. Ongoing OCI at a segment level excludes the impact of divestitures; asset impairment, exit, and implementation costs; and gains/losses on the sales of businesses. Management believes this measure helps investors analyze business segment performance and trends. Ongoing OCI on a total-Company (consolidated) basis does not exclude the impact of divestitures.

See the Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the quarter and six months ended June 30, 2006, and June 30, 2005. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company is using may differ from non-GAAP measures that other companies use.

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Schedule 1

KRAFT FOODS INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended June 30,

(in millions, except per share data)

(Unaudited)

		2006	2005	% Change

	Net revenues (a)	$8,619	$8,334	3.4%
	Cost of sales (b)	5,435	5,275	3.0%
	Gross profit	3,184	3,059	4.1%
	Marketing, administration and research costs (c)	1,724	1,724
	Asset impairment and exit costs	226	29
	(Gains)/Losses on sales of businesses	8	1
	Operating companies income	1,226	1,305	(6.1)%
	Amortization of intangibles	3	2
	General corporate expenses	46	53
	Operating income	1,177	1,250	(5.8)%
	Interest and other debt expense, net	147	174
	Earnings from continuing operations before income taxes and minority interest	1,030	1,076	(4.3)%
	Provision for income taxes	347	316
	Earnings from continuing operations before minority interest	683	760	(10.1)%
	Minority interest in earnings from continuing operations, net	1	2
	Earnings from continuing operations	$682	$758	(10.0)%
	Earnings from discontinued operations, net of income tax	—	11
	Loss on sale of discontinued operations, net of income tax	—	(297)
	Net earnings	$682	$472	44.5%

	Basic and diluted earnings per share:
	Continuing operations	$0.41	$0.45	(8.9)%
	Discontinued operations	—	—
	Loss on sale of discontinued operations	—	(0.17)
	Net earnings	$0.41	$0.28	46.4%

Weighted average number of shares outstanding	- Basic	1,647	1,691	(2.6)%
	- Diluted	1,656	1,698	(2.5)%

(a) Includes implementation costs of $1 in 2005

(b) Includes implementation costs of $5 in 2006 and $11 in 2005

(c) Includes implementation costs of $12 in 2006 and $14 in 2005

Schedule 2

KRAFT FOODS INC.

and Subsidiaries

Net earnings and Diluted Earnings Per Share

For the Quarters Ended June 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings	Diluted EPS
2006 Earnings from continuing operations	$682	$0.41
2005 Earnings from continuing operations	758	0.45
% Change	(10.0)%	(8.9)%

Reconciliation:
2005 Earnings from continuing operations	$758	$0.45

- 2006 Asset impairment, exit & implementation costs - Restructuring	(162)	(0.10)

- 2005 Asset impairment, exit & implementation costs - Restructuring	37	0.02

- Change in tax rate	(44)	(0.03)

- Shares outstanding	—	0.01

- Operations	93	0.06

2006 Earnings from continuing operations	$682	$0.41
2006 Earnings from discontinued operations	—	—
2006 Net earnings	$682	$0.41

Schedule 3

KRAFT FOODS INC.

and Subsidiaries

Volume By Business Segments

For the Quarters Ended June 30, (*)

(pounds in millions)

(Unaudited)

	Beverages	Cheese & Foodservice	Convenient Meals	Grocery	Snacks & Cereals	Kraft North America Commercial	European Union	Developing Markets, Oceania & North Asia	Kraft Int’l Commercial	Total Kraft
Volume
2006 Volume	915	773	627	566	684	3,565	545	727	1,272	4,837
2005 Volume	935	777	602	672	669	3,655	538	728	1,266	4,921
% Change	(2.1)%	(0.5)%	4.2%	(15.8)%	2.2%	(2.5)%	1.3%	(0.1)%	0.5%	(1.7)%

Divested Businesses:
- Impact of divestitures - 2006	—	(5)	—	—	—	(5)	—	—	—	(5)
- Impact of divestitures - 2005	—	(18)	—	(111)	(2)	(131)	—	—	—	(131)

Ongoing Volume
2006 Volume	915	768	627	566	684	3,560	545	727	1,272	4,832
2005 Volume	935	759	602	561	667	3,524	538	728	1,266	4,790
% Change	(2.1)%	1.2%	4.2%	0.9%	2.5%	1.0%	1.3%	(0.1)%	0.5%	0.9%

(*) Prior period results have been restated for the new segment structure.

Schedule 4

KRAFT FOODS INC.

and Subsidiaries

Net Revenues by Business Segments

For the Quarters Ended June 30, (*)

($ in millions)

(Unaudited)

						Kraft		Developing
						North		Markets,	Kraft
		Cheese &	Convenient		Snacks &	America	European	Oceania &	Int’l	Total
	Beverages	Foodservice	Meals	Grocery	Cereals	Commercial	Union	North Asia	Commercial	Kraft

2006 Net Revenues	$819	$1,495	$1,230	$790	$1,611	$5,945	$1,539	$1,135	$2,674	$8,619
2005 Net Revenues	771	1,487	1,146	830	1,517	5,751	1,589	994	2,583	8,334
% Change	6.2%	0.5%	7.3%	(4.8)%	6.2%	3.4%	(3.1)%	14.2%	3.5%	3.4%

Reconciliation:
2005 Net Revenues	$771	$1,487	$1,146	$830	$1,517	$5,751	$1,589	$994	$2,583	$8,334

- Impact of divestitures - 2006	—	3	—	—	—	3	—	—	—	3
- Impact of divestitures - 2005	—	(10)	—	(70)	(7)	(87)	—	(5)	(5)	(92)

- Implementation costs - 2005	—	—	—	—	1	1	—	—	—	1

- Currency impact	5	19	5	9	10	48	(105)	25	(80)	(32)

- Operations	43	(4)	79	21	90	229	55	121	176	405

2006 Net Revenues	$819	$1,495	$1,230	$790	$1,611	$5,945	$1,539	$1,135	$2,674	$8,619

(*) Prior period results have been restated for the new segment structure.

Schedule 5

KRAFT FOODS INC.

and Subsidiaries

Operating Companies Income by Business Segments

For the Quarters Ended June 30, (*)

($ in millions)

(Unaudited)

						Kraft		Developing
						North		Markets,	Kraft
		Cheese &	Convenient		Snacks &	America	European	Oceania &	Int’l	Total
	Beverages	Foodservice	Meals	Grocery	Cereals	Commercial	Union	North Asia	Commercial	Kraft

2006 Operating Companies Income	$115	$179	$185	$294	$269	$1,042	$86	$98	$184	$1,226
2005 Operating Companies Income	126	231	184	279	238	1,058	142	105	247	1,305
% Change	(8.7)%	(22.5)%	0.5%	5.4%	13.0%	(1.5)%	(39.4)%	(6.7)%	(25.5)%	(6.1)%

Reconciliation:
2005 Operating Companies Income	$126	$231	$184	$279	$238	$1,058	$142	$105	$247	$1,305

- Impact of divestitures - 2005	—	(1)	—	4	(1)	2	—	—	—	2
- Asset impairment and exit costs - 2005	1	1	—	3	—	5	17	7	24	29
- Implementation costs - 2005	2	1	1	—	14	18	6	2	8	26
- (Gains)/Losses on sales of businesses - 2005	—	(1)	—	2	—	1	—	—	—	1
	3	—	1	9	13	26	23	9	32	58

- Asset impairment and exit costs - 2006	(7)	(60)	(35)	(8)	(10)	(120)	(81)	(25)	(106)	(226)
- Implementation costs - 2006	(3)	3	(4)	(3)	(3)	(10)	(6)	(1)	(7)	(17)
- Gains/(Losses) on sales of businesses - 2006	—	(8)	—	—	—	(8)	—	—	—	(8)
	(10)	(65)	(39)	(11)	(13)	(138)	(87)	(26)	(113)	(251)

- Currency impact	—	3	1	2	2	8	(14)	7	(7)	1

- Operations	(4)	10	38	15	29	88	22	3	25	113

2006 Operating Companies Income	$115	$179	$185	$294	$269	$1,042	$86	$98	$184	$1,226

(*) Prior period results have been restated for the new segment structure.

Schedule 6

KRAFT FOODS INC.

and Subsidiaries

Condensed Statements of Earnings

For the Six Months Ended June 30,

(in millions, except per share data)

(Unaudited)

		2006	2005	% Change

	Net revenues (a)	$16,742	$16,393	2.1%
	Cost of sales (b)	10,626	10,379	2.4%
	Gross profit	6,116	6,014	1.7%
	Marketing, administration and research costs (c)	3,391	3,442
	Asset impairment and exit costs	428	179
	(Gains)/Losses on sales of businesses	11	(115)
	Operating companies income	2,286	2,508	(8.9)%
	Amortization of intangibles	5	5
	General corporate expenses	86	96
	Operating income	2,195	2,407	(8.8)%
	Interest and other debt expense, net	243	350
	Earnings from continuing operations before income taxes and minority interest	1,952	2,057	(5.1)%
	Provision for income taxes	262	598
	Earnings from continuing operations before minority interest	1,690	1,459	15.8%
	Minority interest in earnings from continuing operations, net	2	2
	Earnings from continuing operations	$1,688	$1,457	15.9%
	Earnings from discontinued operations, net of income tax	—	25
	Loss on sale of discontinued operations, net of income tax	—	(297)
	Net earnings	$1,688	$1,185	42.4%

	Basic and diluted earnings per share:
	Continuing operations	$1.02	$0.86	18.6%
	Discontinued operations	—	0.01
	Loss on sale of discontinued operations	—	(0.17)
	Net earnings	$1.02	$0.70	45.7%

Weighted average number of shares outstanding	- Basic	1,652	1,694	(2.5)%
	- Diluted	1,661	1,701	(2.4)%

(a) Includes implementation costs of $1 in 2005

(b) Includes implementation costs of $11 in 2006 and $26 in 2005

(c) Includes implementation costs of $19 in 2006 and $18 in 2005

Schedule 7

KRAFT FOODS INC.
and Subsidiaries
Net earnings and Diluted Earnings Per Share
For the Six Months Ended June 30,
($ in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2006 Earnings from continuing operations	$1,688	$1.02
2005 Earnings from continuing operations	1,457	0.86
% Change	15.9%	18.6%

Reconciliation:
2005 Earnings from continuing operations	$1,457	$0.86

- 2006 Asset impairment, exit & implementation costs - Restructuring	(236)	(0.14)

- 2005 Asset impairment, exit & implementation costs - Restructuring	89	0.05

- 2006 Asset impairments - Non-Restructuring	(78)	(0.05)

- 2005 Asset impairments - Non-Restructuring	60	0.04

- 2005 (Gains)/Losses on sales of businesses	(67)	(0.04)

- Change in tax rate	(71)	(0.04)

- Favorable resolution of the Altria Group, Inc. 1996-1999 IRS Tax Audit	405	0.24

- Shares outstanding	—	0.02

- Operations	129	0.08

2006 Earnings from continuing operations	$1,688	$1.02
2006 Earnings from discontinued operations	—	—
2006 Net earnings	$1,688	$1.02

Schedule 8

KRAFT FOODS INC.
and Subsidiaries
Volume By Business Segments
For the Six Months Ended June 30, (*)
(pounds in millions)
(Unaudited)

	Beverages	Cheese & Foodservice	Convenient Meals	Grocery	Snacks & Cereals	Kraft North America Commercial	European Union	Developing Markets, Oceania & North Asia	Kraft Int’l Commercial	Total Kraft
Volume
2006 Volume	1,667	1,518	1,230	1,020	1,338	6,773	1,050	1,356	2,406	9,179
2005 Volume	1,732	1,565	1,187	1,250	1,309	7,043	1,068	1,356	2,424	9,467
% Change	(3.8)%	(3.0)%	3.6%	(18.4)%	2.2%	(3.8)%	(1.7)%	—	(0.7)%	(3.0)%

Divested Businesses:
- Impact of divestitures - 2006	—	(13)	—	(14)	(1)	(28)	—	—	—	(28)
- Impact of divestitures - 2005	—	(65)	—	(236)	(5)	(306)	(7)	—	(7)	(313)

Ongoing Volume
2006 Volume	1,667	1,505	1,230	1,006	1,337	6,745	1,050	1,356	2,406	9,151
2005 Volume	1,732	1,500	1,187	1,014	1,304	6,737	1,061	1,356	2,417	9,154
% Change	(3.8)%	0.3%	3.6%	(0.8)%	2.5%	0.1%	(1.0)%	—	(0.5)%	0.0%

(*)            Prior period results have been restated for the new segment structure.

Schedule 9

KRAFT FOODS INC.
and Subsidiaries
Net Revenues by Business Segments
For the Six Months Ended June 30, (*)
($ in millions)
(Unaudited)

	Beverages	Cheese & Foodservice	Convenient Meals	Grocery	Snacks & Cereals	Kraft North America Commercial	European Union	Developing Markets, Oceania & North Asia	Kraft Int’l Commercial	Total Kraft

2006 Net Revenues	$1,614	$2,964	$2,444	$1,422	$3,144	$11,588	$3,006	$2,148	$5,154	$16,742
2005 Net Revenues	1,543	2,977	2,286	1,549	2,949	11,304	3,203	1,886	5,089	16,393
% Change	4.6%	(0.4)%	6.9%	(8.2)%	6.6%	2.5%	(6.2)%	13.9%	1.3%	2.1%

Reconciliation:
2005 Net Revenues	$1,543	$2,977	$2,286	$1,549	$2,949	$11,304	$3,203	$1,886	$5,089	$16,393

- Impact of divestitures - 2006	—	8	—	8	2	18	—	—	—	18
- Impact of divestitures - 2005	—	(42)	—	(153)	(15)	(210)	(12)	(10)	(22)	(232)

- Implementation costs - 2005	—	—	—	—	1	1	—	—	—	1

- Currency impact	7	28	7	13	17	72	(247)	48	(199)	(127)

- Operations	64	(7)	151	5	190	403	62	224	286	689

2006 Net Revenues	$1,614	$2,964	$2,444	$1,422	$3,144	$11,588	$3,006	$2,148	$5,154	$16,742

(*)            Prior period results have been restated for the new segment structure.

Schedule 10

KRAFT FOODS INC.

and Subsidiaries

Operating Companies Income by Business Segments

For the Six Months Ended June 30, (*)

($ in millions)

(Unaudited)

	Beverages	Cheese & Foodservice	Convenient Meals	Grocery	Snacks & Cereals	Kraft North America Commercial	European Union	Developing Markets, Oceania & North Asia	Kraft Int’l Commercial	Total Kraft

2006 Operating Companies Income	$262	$382	$385	$498	$411	$1,938	$215	$133	$348	$2,286
2005 Operating Companies Income	288	450	382	411	437	1,968	387	153	540	2,508
% Change	(9.0)%	(15.1)%	0.8%	21.2%	(5.9)%	(1.5)%	(44.4)%	(13.1)%	(35.6)%	(8.9)%

Reconciliation:
2005 Operating Companies Income	$288	$450	$382	$411	$437	$1,968	$387	$153	$540	$2,508

- Impact of divestitures - 2005	—	(2)	—	1	(1)	(2)	(3)	—	(3)	(5)
- Asset impairment and exit costs - 2005	4	8	2	104	4	122	47	10	57	179
- Implementation costs - 2005	3	4	2	—	23	32	10	3	13	45
- (Gains)/Losses on sales of businesses - 2005	—	(1)	—	2	—	1	(115)	(1)	(116)	(115)
	7	9	4	107	26	153	(61)	12	(49)	104

- Impact of divestitures - 2006	—	—	—	(1)	—	(1)	—	—	—	(1)
- Asset impairment and exit costs - 2006	(9)	(66)	(52)	(13)	(114)	(254)	(99)	(75)	(174)	(428)
- Implementation costs - 2006	(4)	(1)	(4)	(4)	(4)	(17)	(9)	(4)	(13)	(30)
- Gains/(Losses) on sales of businesses - 2006	—	(8)	—	(1)	(2)	(11)	—	—	—	(11)
	(13)	(75)	(56)	(19)	(120)	(283)	(108)	(79)	(187)	(470)

- Currency impact	—	4	2	4	3	13	(29)	10	(19)	(6)

- Operations	(20)	(6)	53	(5)	65	87	26	37	63	150

2006 Operating Companies Income	$262	$382	$385	$498	$411	$1,938	$215	$133	$348	$2,286

(*) Prior period results have been restated for the new segment structure.

Schedule 11

KRAFT FOODS INC.

and Subsidiaries

Condensed Balance Sheets

($ in millions, except ratios)

(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$402	$316
Receivables	3,549	3,385
Inventory	3,550	3,343
Other current assets	873	1,109
Property, plant and equipment, net	9,762	9,817
Goodwill	24,985	24,648
Other intangible assets, net	10,428	10,516
Other assets	4,673	4,494

Total assets	$58,222	$57,628

Liabilities and Shareholders’ Equity
Short-term borrowings	$1,105	$805
Current portion of long-term debt	2,268	1,268
Due to Altria Group, Inc. and affiliates	485	652
Accounts Payable	2,084	2,270
Other current liabilities	3,756	3,729
Long-term debt	7,478	8,475
Deferred income taxes	5,869	6,067
Other long-term liabilities	4,809	4,769

Total liabilities	27,854	28,035

Total shareholders’ equity	30,368	29,593

Total liabilities and shareholders’ equity	$58,222	$57,628

Total debt	$11,336	$11,200
Debt/equity ratio	0.37	0.38
Capitalization (debt and equity)	$41,704	$40,793
Debt/capitalization ratio	0.27	0.27